EXHIBIT 1.1

CENTRUS ENERGY CORP.
UNDERWRITING AGREEMENT
500,000 Shares of Class A Common Stock

Pre-Funded Warrants to Purchase up to 2,005,513 Shares of Class A Common Stock

Common Warrants to Purchase up to 6,992,382 Shares of Class A Common Stock

September 9, 2026

Guggenheim Securities, LLC

330 Madison Avenue

New York, NY 10017

As the Representative of the
Several Underwriters Named on Schedule I hereto

Ladies and Gentlemen:

Centrus Energy Corp., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters,” or each, an “Underwriter”), for whom Guggenheim Securities, LLC is acting as the representative (the “Representative”), an aggregate of (i) 500,000 authorized but unissued shares (the “Shares”) of Class A common stock, par value $0.10 per share, of the Company (the “Common Stock”), (ii) pre-funded warrants to purchase up to 2,005,513 shares of Common Stock (the “Pre-Funded Warrants”) and (iii) common warrants to purchase up to 6,992,382 shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The respective amounts of the Securities (as defined below) to be purchased by each of the several Underwriters are set forth opposite their names on Schedule I hereto. The aggregate number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is hereinafter referred to as the “Pre-Funded Warrant Shares,” and the aggregate number of shares of Common Stock issuable upon exercise of the Common Warrants is hereinafter referred to as the “Common Warrant Shares.” The Pre-Funded Warrant Shares and the Common Warrant Shares are collectively hereinafter referred to as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are collectively called the “Securities.”

The terms of the Pre-Funded Warrants and the Common Warrants are set forth in the Prospectus (as defined below). U.S. Bank Trust Company, National Association has been appointed to serve as warrant agent (the “Warrant Agent”) under the Pre-Funded Warrants and the Common Warrants pursuant to a warrant agent agreement between the Company and the Warrant Agent, to be dated the Closing Date (as defined below) (the “Warrant Agent Agreement”).

The Company and the Underwriters hereby confirm their agreement with respect to the sale of the Securities by the Company to the Underwriters as follows:

Section 1.        Registration Statement and Prospectus.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-291305) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder relating to the Securities and such amendments to such registration statement (including post effective amendments) as may have been required to the date of this Underwriting Agreement (the “Agreement”). Such registration statement, as amended (including any post effective amendments), became effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act. Such registration statement, together with the amendments thereto prior to the date of this Agreement, including the information (if any) deemed to be a part of, or incorporated by reference into, the registration statement at the time of effectiveness of such registration statement pursuant to Item 12 of Form S-3 under the Securities Act or by Rule 430B under the Securities Act (“Rule 430B Information”), is hereinafter referred to as the “Registration Statement” and the related base prospectus, dated November 6, 2025, included in the Registration Statement at the time the Registration Statement first became effective is hereinafter called the “Base Prospectus.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then from and after the date and time of filing of the Rule 462 Registration Statement, any reference herein to the term Registration Statement shall include such Rule 462 Registration Statement.

The Company is filing with the Commission pursuant to Rule 430B and Rule 424 under the Securities Act a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof after the execution and delivery of this Agreement. Such final prospectus supplement as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.” The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the Final Prospectus, filed with the Commission pursuant to Rule 424 of the Rules and Regulations, in the form provided to the Underwriters by the Company for use in connection with the offering of the Securities. Such Final Prospectus and any Preliminary Prospectus in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, Rule 462 Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”). References made herein to the Base Prospectus, any Preliminary Prospectus or to the Final Prospectus shall be deemed to include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus. Any reference to any amendment or supplement to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof. The term “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective.

The Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto.

Section 2.        Representations and Warranties of the Company Regarding the Offering.

(a)            The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date, as follows:

(i)           Accurate Disclosure. At the Effective Date, at the date hereof and at the Closing Date, the Registration Statement and any post-effective amendment thereto when filed complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations. The Registration Statement did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined below) as of 7:30 P.M. (Eastern time) (the “Applicable Time”), did not and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Prospectus, as amended or supplemented, as of its date, at the time of filing pursuant to Rule 424(b) under the Securities Act and at the Closing Date, did not, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the three immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Disclosure Package or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter or by the Representative on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). The Registration Statement contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened by the Commission.

(ii)          Marketing Materials. The Company has not distributed any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package, the Final Prospectus and the roadshow or investor presentations delivered to and approved by the Representative for use in connection with the marketing of the offering of the Securities (the “Marketing Materials”).

(iii)          Issuer Free Writing Prospectus. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, or until any earlier date that the Company notified or notifies the Underwriter as described in Section 5(a)(iv)(B), has, does or will include any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, or until any earlier date that the Company notified or notifies the Underwriter as described in Section 5(a)(iv)(B), has, does or will include information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter or by the Representative on behalf of any Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). As used in this paragraph and elsewhere in this Agreement:

(A)          “Time of Sale Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus supplement deemed to be a part thereof, each Issuer Free Writing Prospectus and the description of the transaction provided by the Underwriters included on Schedule II.

(B)           “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) under the Securities Act, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.

(1)            At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act or an “excluded issuer” as defined in Rule 164 under the Securities Act.

(2)            Each Issuer Free Writing Prospectus listed on Schedule III satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined below), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 under the Securities Act, including any legend, record-keeping or other requirements.

(iv)          Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, together with the related notes and schedules, present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated subsidiaries for the periods specified (subject, in the case of unaudited statements, to normal year-end audit adjustments) and have been prepared in all material respects in compliance with the published requirements of the Securities Act and Exchange Act, as applicable, and in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis (except (i) for such adjustments to accounting standards and practices as are noted therein and (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) during the periods involved; the other financial and statistical data with respect to the Company and its consolidated subsidiaries contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, are, in all material respects, accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus that are not included or incorporated by reference as required; the Company and its subsidiaries, on a consolidated basis, do not have any material liabilities or obligations, direct or contingent (including any off balance sheet obligations), not described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus which are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(v)           Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and whose report appears in the Prospectus and the Time of Sale Disclosure Package or is incorporated by reference therein, are independent public accountants as required by the Securities Act and the Rules and Regulations.

(vi)          Accounting Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission's rules and guidelines applicable thereto. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte & Touche LLP and the audit committee of the board of directors of the Company, there were no material weaknesses in the Company’s internal controls and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus).

(vii)         Disclosure Controls. (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(viii)        Forward-Looking Statements.  No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Disclosure Package, the Final Prospectus or the Marketing Materials has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ix)           Statistical and Marketing-Related Data.  Any statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, or included in the Marketing Materials are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(x)            Absence of Manipulation. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed to constitute, or that has constituted or would reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(xi)            Investment Company Act. The Company is not required, and after giving effect to the offering and sale of the Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the Time of Sale Disclosure Package and the Final Prospectus, including any cash exercise of the Warrants, will not be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

Section 3.       Representations and Warranties Regarding the Company.

(a)            The Company represents and warrants to, and agrees with, the several Underwriters, as of the date hereof and as of the Closing Date, as follows:

(i)            Good Standing. The Company and any subsidiary that is a significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) (each, a “Subsidiary,” collectively, the “Subsidiaries”), have been duly incorporated, formed, or organized, as applicable, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, formation, or organization, as applicable. The Company and the Subsidiaries are duly licensed or qualified as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (a “Material Adverse Effect”). The Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights.

(ii)           Well-Known Seasoned Issuer. Since the time of the initial filing of the Registration Statement the Company has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Securities. The Company was not and is not an ineligible issuer as defined in Rule 405 under the Securities Act at the times specified in Rules 164 and 433 under the Securities Act in connection with the offering of the Securities. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405).

(iii)          Actively-Traded Security. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(iv)          Authorization. The Company has full legal right, power and authority to enter into this Agreement and the Warrant Agent Agreement and perform the transactions contemplated hereby and thereby, including the issuance of the Shares, the Common Warrants, the Pre-Funded Warrants and any Warrant Shares. Each of this Agreement and the Warrant Agent Agreement has been duly authorized by the Company, and when executed and delivered by the Company, and assuming the due authorization, execution and delivery by the other parties hereto, will constitute the valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(v)           (i) The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (ii) the Pre-Funded Warrants and the Common Warrants have been duly authorized by the Company, and, when executed and delivered by the Company, will be validly issued and constitute valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (iii) the Warrant Shares to be issued by the Company upon exercise of the Pre-Funded Warrants and the Common Warrants have been duly and validly authorized and reserved for issuance upon exercise of the Pre-Funded Warrants and the Common Warrants in a number sufficient to meet the current exercise requirements and, when issued and delivered upon exercise pursuant to the terms of the Pre-Funded Warrants and the Common Warrants, the Warrant Shares will be duly and validly issued, fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus; and (iv) issuance of the Securities is not, and the issuance of the Warrant Shares will not be, subject to any preemptive or similar rights to subscribe for or purchase the Securities or the Warrant Shares that have not been duly and validly waived or satisfied.

(vi)          No Conflicts. Neither the execution, delivery and performance of this Agreement, the Warrant Agent Agreement, the Pre-Funded Warrants and the Common Warrants by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares, the Pre-Funded Warrants and the Common Warrants) will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any contract or other agreement to which the Company may be bound or to which any of the property or assets of the Company is subject, except (i) such conflicts, breaches or defaults as may have been waived and (ii) such conflicts, breaches and defaults that would not reasonably be expected to have a Material Adverse Effect; nor will such action result (x) in any violation of any of the provisions of the organizational or governing documents of the Company, or (y) in any violation of the provisions of any statute or any order, rule or regulation applicable to the Company or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company, except in the case of clause (y) where such violation would not reasonably be expected to have a Material Adverse Effect.

(vii)         Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Shares, the Pre-Funded Warrants and the Common Warrants by the Company, the issuance of Warrant Shares upon exercise of the Pre-Funded Warrants and the Common Warrants in accordance with their terms, the execution, delivery and performance of this Agreement, the Warrant Agent Agreement, the Pre-Funded Warrants and the Common Warrants by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Time of Sale Disclosure Package and the Final Prospectus, except (i) for the registration of the Securities under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NYSE or such other exchange on which the Common Stock is then listed or quoted in connection with the issuance and sale of the Securities and (ii) as have been previously obtained by the Company or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(viii)        Capitalization. The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and except for rights pursuant to the Section 382 Rights Agreement between the Company and Computershare Trust Company, N.A. and Computershare Inc., as rights agent, as amended from time to time (the “Rights Plan”), are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as of the dates referred to therein (other than (i) the grant of additional options or other equity awards under the Company’s existing stock option plans or equity incentive plans, (ii) changes in the number of outstanding Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock, including the issuance of Common Stock upon conversion of the Company’s 2.25% Convertible Senior Notes due 2030 and 0.00% Convertible Senior Notes due 2032, or upon the vesting, exercise or settlement of equity awards under the Company’s equity incentive plans or due to the sale of shares of Common Stock in connection with any employee stock purchase plan of the Company whether now in effect or hereafter implemented, (iii) as a result of the issuance of the Securities or the issuance of any Warrant Shares upon exercise of the Warrants in accordance with their terms, or (iv) any repurchases of capital stock of the Company) and such authorized capital stock conforms in all material respects to the description thereof set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus. The descriptions of the Securities in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus are complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus or for the issuances of options or restricted stock in the ordinary course of business, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(ix)           No Preferential Rights. (i) No person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act (in this paragraph, each, a “Person”), has the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company (other than upon the exercise of options or warrants to purchase Common Stock, the vesting of restricted stock units or restricted shares of Common Stock, the conversion of convertible securities, including the conversion of the Company’s 2.25% Convertible Senior Notes due 2030 and 0.00% Convertible Senior Notes due 2032, or upon the exercise of options or other equity awards that may be granted from time to time under the Company’s stock option or equity incentive plan or upon the sale of Common Stock in connection with any employee stock purchase plan of the Company whether now in effect or hereafter implemented), (ii) no Person has any preemptive rights, rights of first refusal, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company from the Company which have not been duly waived with respect to the offering contemplated hereby, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities, and (iv) no Person has the right, contractual or otherwise, to require the Company to register under the Securities Act any Common Stock or shares of any other capital stock or other securities of the Company; except in each case for (1) rights pursuant to the Rights Plan, and (2) such rights as have been waived on or prior to the date hereof.

(x)            Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

(xi)           Material Change. Except as contemplated in the Time of Sale Disclosure Package and in the Final Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference in its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) issued or granted any securities, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii)          Absence of Proceedings. There are no legal or governmental proceedings pending, or to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Warrant Agent Agreement, the Pre-Funded Warrants or the Common Warrants or to consummate the transactions contemplated by the Final Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and are not so described.

(xiii)         Permits. The Company and its subsidiaries possess or have obtained all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as currently conducted, as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and are operating in compliance with such Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except where the failure to fulfill and perform all of their respective obligations or operate in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the revocation, modification, or failure to obtain any such renewal would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiv)        Good Title. The Company and its subsidiaries have good and valid title to all personal property described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being owned by them that are material to the businesses of the Company or such subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made of such property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Any real property described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus as being leased by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or its subsidiaries or (B) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv)         Intellectual Property. The Company and its subsidiaries own or possess adequate enforceable rights to use, or can acquire on reasonable terms ownership or adequate enforceable rights to use, all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are not aware of any pending, or received written notice of, any claim of infringement or conflict with asserted Intellectual Property rights of others, which infringement or conflict would reasonably be expected to result in a Material Adverse Effect. There are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings against the Company or any of its subsidiaries, challenging the Company’s or any subsidiary’s rights in or to or the validity or the scope of any of the Company’s or its subsidiaries’ material patents, patent applications or proprietary information, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; to the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or any subsidiary’s material patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any of its subsidiaries or by any non-contractual obligation, other than by written licenses granted by the Company or any of its subsidiaries, except for such right or claim that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi)        Employment Matters. No labor disturbance by or dispute with employees of the Company or any subsidiary exists or, to the knowledge of the Company, is threatened which would reasonably be expected to result in a Material Adverse Effect.

(xvii)       Compliance with Employment Laws. Neither the Company nor any subsidiary is in violation of or has received written notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(xviii)      ERISA Compliance. To the knowledge of the Company, (i) each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”), (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, Section 430 of the Code is and has been satisfied, the plan is not in “at risk” status for purposes of Section 430 of the Code, no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) equals or exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions, other than, in the case of (i), (ii) and (iii) above, as would not reasonably be expected to have a Material Adverse Effect.

(xix)         Compliance with Applicable Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(xx)          Environmental Matters. The Company and each of its subsidiaries (i) are in compliance with all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of the environment (including natural resources), hazardous or toxic substances or wastes, pollutants or contaminants (“Hazardous Substances”), or human health and safety (as they relate to exposure to Hazardous Substances) (collectively, “Environmental Laws”), (ii) have obtained and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus; and (iii) have not received written notice of any actual or potential liability (including for the investigation or remediation of any disposal or release of Hazardous Substances) under Environmental Laws, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply, failure to obtain required permits, licenses, or other approvals or liability as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (A) there are no proceedings that are pending, or to the knowledge of the Company, threatened or contemplated, against the Company or any of its subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed and (B) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning Hazardous Substances that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries.

(xxi)         SOX Compliance. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder.

(xxii)        Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or its subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxiii)       Foreign Corrupt Practices Act. The operations of the Company and each of its subsidiaries are, and have been since the date that is five (5) years prior to the date hereof, in compliance with the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and all other laws of any jurisdiction applicable to the Company or its operations relating to domestic or foreign corruption or bribery (collectively, the “Anti-Corruption Laws”).

(xxiv)       Anti-Corruption Laws. (i) Neither the Company nor any of its subsidiaries, its or their respective directors, officers or employees nor to the Company’s knowledge, any of their respective agents, affiliates, representatives or any other person acting for or on behalf of any of the foregoing has, in the past five years, (a) directly or indirectly made any unlawful contributions to any candidate for any political office (or failed fully to disclose any contribution in violation of applicable law) or made any contribution or other payment to any official of, or candidate for, any federal, state, municipal, or foreign office or other person charged with similar public or quasi-public duty in violation of any applicable law (including any applicable Anti-Corruption Law) or of the character required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (b) directly or indirectly, made, given, offered, authorized, promised, received, accepted, or agreed to receive any payment, money, commission, reward, gift, hospitality, entertainment, inducement (including any facilitation payments) or any other thing of value in violation of any applicable Anti-Corruption Laws; (c) taken any other action or omission in violation of any applicable Anti-Corruption Laws; or (d) paid, received, or retained any funds that are of a character required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, (ii) no relationship, direct or indirect, exists between or among the Company or its subsidiaries or any affiliate of any of them, on the one hand, and the directors, officers and stockholders of the Company or its subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus that is not so described, (iii) no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries or any affiliate of them, on the one hand, and the directors, officers or stockholders of the Company or its subsidiaries, on the other hand, that is required by the rules of FINRA to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus that is not so described, (iv) the Company has not offered, or caused any placement agent to offer, Common Stock to any person with the intent to influence unlawfully (A) a customer or supplier of the Company or its subsidiaries to alter the customer’s or supplier’s level or type of business with the Company or its subsidiaries or (B) a trade journalist or publication to write or publish favorable information about the Company or its subsidiaries or any of their respective products or services, (v) neither the Company nor any of its subsidiaries shall, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in any manner that will result in a violation of applicable Anti-Corruption Laws, (vi) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to applicable Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened, and (vii) the Company and each of its subsidiaries have instituted and maintained policies and procedures designed to promote compliance with the applicable Anti-Corruption Laws.

(xxv)       Sanctions. (i) Neither the Company nor any of its subsidiaries (collectively, the “Entity”) nor any director, officer or employee of the Entity nor, to the Company’s knowledge, any agent, affiliate or representative of the Entity, is a government, individual, or entity (in this paragraph, “Person”) that is, or is owned or controlled by a Person that is: (a) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (b) located, organized or resident in a country or territory that is the subject of Sanctions, (ii) the Entity will not, directly or indirectly, knowingly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (a) to fund or facilitate any activities or business of or with any Person that is the target of Sanctions or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (b) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise), and (iii) the Entity represents and covenants that, except as detailed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, since April 24, 2019, it has not knowingly engaged in and is not now knowingly engaged, and will not engage in, any dealing or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions. As disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company has obtained waivers from the U.S. Department of Energy relating to the Prohibiting Russian Uranium Imports Act, enacted in May 2024, allowing it to import low-enriched uranium from Russia into the United States. The Entity maintains in effect policies and procedures designed to promote compliance with Sanctions.

(xxvi)       No Covered Foreign Person. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The consummation of the transactions contemplated by this Agreement, the Warrant Agent Agreement, the Pre-Funded Warrants or the Common Warrants will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in 31 C.F.R. § 850.208. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity.

(xxvii)      Lending Relationship. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxviii)     Insurance. The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and its subsidiaries reasonably believe are adequate for the conduct of their business as currently conducted as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

(xxix)       No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus and which is not so described.

(xxx)        No Reliance. The Company has not relied upon the Underwriters or legal counsel for the Underwriters for any legal, tax or accounting advice in connection with the offering of the Securities.

(xxxi)       No Finder’s Fee. Neither the Company nor any of its subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to the Underwriters pursuant to this Agreement.

(xxxii)      Certain Statements. The statements set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the captions “Description of Capital Stock” and “Description of Securities We Are Offering” insofar as they purport to constitute a summary of (i) the terms of the Company’s outstanding securities, (ii) the terms of the Securities, and (iii) the terms of the documents referred to therein, are accurate, complete and fair in all material respects.

(xxxiii)     IT Systems. (i)(x) To the knowledge of the Company, there has been no material security breach or other compromise of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology used in the Company’s business (collectively, “IT Systems and Data”) and (y) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to its IT Systems and Data; and (ii) the Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (each a “Data Protection Requirement”), except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect.

(xxxiv)     Privacy. The Company and its subsidiaries have in place, comply with, and take commercially reasonable steps designed to ensure compliance with all third-party obligations regarding any personal, personally identifiable, household, sensitive, confidential or regulated data (“Personal Data”) (collectively, the “Policies”). To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a material breach or violation of any privacy laws or Policies. Neither the Company nor any subsidiary has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Data Protection Requirement and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any privacy laws or Policies, except as would not, individually or in the aggregate, have a Material Adverse Effect. There is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge threatened, alleging non-compliance with privacy laws or Policies, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxv)      Compliance with Government Contracts. Since the date that is six years prior to the date of this Agreement, neither the Company nor any of its subsidiaries has (i) breached or violated in any material respect any contract between the Company or any of its subsidiaries, on the one hand, and either (a) a government agency or (b) a prime contractor or higher-tiered subcontractor of a government agency in its capacity as a prime contractor or higher-tiered subcontractor, on the other hand (a “Government Contract”) or any laws applicable to Government Contracts; (ii) been audited, with the exception of routine audits, or investigated by any government agency with respect to any Government Contract; (iii) conducted or initiated any internal investigation or made any disclosure with respect to any alleged or potential material irregularity, misstatement or omission arising under or relating to a Government Contract; (iv) received from any government agency or any other person any written notice of breach, cure, show cause or default or any subpoena with respect to any Government Contract; (v) had any Government Contract terminated for cause or default; (vi) received written notice from or on behalf of any government agency or any other person indicating that such government agency or person intends to cancel or terminate any Government Contract, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxxvi)     Government Procurement. Neither the Company nor any of its subsidiaries, nor any of their respective principals (as defined at 48 C.F.R. § 2.101), is suspended, debarred, proposed for debarment or otherwise excluded from participating in any federal, state or local government procurement or non-procurement programs and, to the knowledge of the Company, no circumstances exist that would reasonably be expected to lead to the institution of suspension or debarment proceedings against the Company, any of its subsidiaries, or any of their respective principals.

(xxxvii)    Government Contract Representations. With respect to each Government Contract and any bid, proposal, offer or quotation, whether solicited or unsolicited, made by the Company or any of its subsidiaries that, if accepted, would reasonably be expected to lead to the award of a Government Contract (a “Government Bid”), since the date that is six years prior to the date of this Agreement, all representations, certifications and disclosures made by the Company and any of its subsidiaries were complete and accurate in all material respects as of their effective date, and the Company and each of its subsidiaries has complied in all material respects with all such representations, certifications and disclosures.

(xxxviii)   Conflict of Interest. As of the date of this Agreement, no facts exist that the Company believes are likely to result in a finding of an actual or potential organizational conflict of interest would prevent the Company or any of its subsidiaries from fully performing any existing Government Contract or from being awarded a Government Contract as a result of any pending Government Bid.

(xxxix)      Compliance Controls. Each of the Company and its subsidiaries has established and maintained in all material respects adequate policies, procedures, systems and controls for compliance with its respective Government Contracts.

(xl)           Government Contract Disputes. There are no outstanding, anticipated, or contemplated material claims or disputes in connection with any Government Contract of the Company or any of its subsidiaries.

(xli)          Allegations of Fraud. To the knowledge of the Company, there are no outstanding or unsettled allegations of fraud, false claims or overpayments nor any investigations or audits, with the exception of routine audits, by any governmental agency with regard to any Government Contract of the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries taken any action that would reasonably be expected to give rise to liability for fraud, false claims or overpayments.

(xlii)         Losses Under Government Contracts. No Government Contract of the Company or any of its subsidiaries has as of the date of this Agreement incurred or projects to incur material losses or unreimbursed costs.

(b)           Any certificate signed by any officer of the Company and delivered to the Representative on behalf of the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

Section 4.        Purchase, Sale and Delivery of the Shares and the Warrants.

(a)            The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase, at a price of $195.6472 per Share (the “Share Purchase Price”), $195.5492 per Pre-Funded Warrant and no additional consideration for the Common Warrants, from the Company the respective number of Shares, Pre-Funded Warrants and Common Warrants set forth opposite such Underwriter’s name in Schedule I hereto, subject to adjustment in accordance with Section 10 hereof.

(b)           Payment of the purchase price for, and delivery of certificates or book entry statements for, the Securities shall be made at the offices of Guggenheim Securities, LLC, 330 Madison Avenue, New York, NY 10017, at 10:00 a.m., New York City time, on the first (second, if pricing occurs after 4:30 p.m., New York City time, on any given day) business day following the date of this Agreement or at such time on such other date, not later than ten (10) business days after the date of this Agreement, as shall be agreed upon by the Company and the Representative (such time and date of delivery and payment are called the “Closing Date”), subject to subsection (c) below.

(c)            Payment shall be made to the Company by wire transfer of immediately available funds, against delivery of the respective certificates or book entry statements to the Representative for the respective accounts of the Underwriters of certificates or book entry statements for the Shares, Pre-Funded Warrants and Common Warrants to be purchased by them. Notwithstanding the foregoing, the Representative may elect to instruct purchasers of the Shares, the Pre-Funded Warrants and Common Warrants in the offering to make payment for the Shares, the Pre-Funded Warrants and Common Warrants on the Closing Date to the Company by wire transfer in immediately available funds to the account specified by the Company, at a purchase price of $199.64 per Share, $199.54 per Pre-Funded Warrant and no additional consideration for the Common Warrants, as applicable, in lieu of payment by the Underwriters for such Shares, Pre-Funded Warrants and Common Warrants. The Company shall deliver (i) the Shares to such purchasers on the Closing Date in book-entry form through the facilities of The Depository Trust Company (“DTC”) against such payment and (ii) the Pre-Funded Warrants and Common Warrants to such purchasers on the Closing Date in definitive form against such payment, in each case, in lieu of the Company’s obligation to deliver the Shares, Pre-Funded Warrants and Common Warrants to the Underwriters; provided, however, that the Company shall remit to the Representative, on behalf of the Underwriters, on the Closing Date an underwriting commission equal to $3.9928 per Share and $3.9908 per Pre-Funded Warrant with respect to such Shares and such Pre-Funded Warrants, respectively, it being understood that no underwriting commissions shall be payable in respect of the Common Warrants on the Closing Date and the Underwriters instead shall be entitled to a Solicitation Fee if and when such Common Warrants are exercised pursuant to Section 5(a)(xviii) below. The Underwriters shall be deemed to have satisfied their respective purchase obligations with respect to the Securities upon the Company’s receipt of payment from the applicable purchasers and delivery of the applicable Securities to such purchasers.

(d)            The Shares shall be registered in such names and shall be in such denominations as the Representative shall instruct such purchasers to request at least one full business day before the Closing Date and shall be delivered by or on behalf of the Company to each purchaser through the facilities of DTC for the account of such purchaser. The Company will cause the certificates or book entry statements representing the Shares and the Warrants to be made available for checking and packaging, at such place as is designated by the Representative, on the full business day before the Closing Date. The Warrants shall be delivered to each purchaser in definitive form, registered in such names and in such denominations as the Representative shall instruct such purchaser to request in writing not later than the Closing Date. The Warrants will be made available for inspection by the Representative on the business day prior to the Closing Date.

Section 5.        Covenants.

(a)            The Company covenants and agrees with the Underwriters as follows:

(i)            The Company shall prepare the Final Prospectus in a form approved by the Representative and file such Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules and Regulations.

(ii)           During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Representative on which the Final Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(iii)          From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Representative in writing of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, of the time and date that any post-effective amendment to the Registration Statement becomes effective and of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A, 430B or 430C as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or Rule 433 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Securities Act).

(iv)          During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus. If during the Prospectus Delivery Period any event occurs the result of which would cause the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or counsel to the Underwriters to amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act, or to file under the Exchange Act any document that would be deemed to be incorporated by reference in the Final Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representative, allow the Representative the opportunity to provide reasonable comments on such amendment, prospectus supplement or document, and will amend the Registration Statement or supplement the Final Prospectus (or if the Final Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance. (B) If at any time during the Prospectus Delivery Period there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include, when taken together with the Time of Sale Disclosure Package, an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(v)           The Company shall take or cause to be taken all action reasonably necessary to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(vi)          The Company will furnish to the Representative and counsel to the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(vii)         The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations; provided that the Company will be deemed to have furnished such statements to its security holders and the Representative to the extent they are filed on EDGAR.

(viii)        The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities (including all fees and expenses of the registrar and transfer agent of the Shares (if other than the Company), and the cost of preparing and printing stock certificates), all expenses and fees (including, without limitation, fees and expenses of the Company’s counsel) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules and exhibits thereto), the Shares, the Pre-Funded Warrants, the Common Warrants, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, all reasonable filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Representative shall designate, the reasonable filing fees and reasonable fees and disbursements of counsel to the Underwriters incident to any required review and approval by FINRA, of the terms of the sale of the Securities, all expenses and application fees related to the listing of the Shares and the Warrant Shares on the NYSE, and all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company will reimburse the Representative for the Underwriters’ reasonable and documented out-of-pocket expenses, including legal fees and disbursements, in connection with the purchase and sale of the Securities contemplated hereby. If this Agreement is terminated by the Representative in accordance with the provisions of Section 9, the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket disbursements (including, but not limited to, reasonable fees and disbursements of counsel, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing its obligations hereunder. Notwithstanding anything to the contrary, if this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any Underwriter on account of expenses.

(ix)           The Company intends to apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(x)            The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each Underwriter, severally, and not jointly, represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(xi)           The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending sixty (60) days after the date hereof (“Lock-Up Period”), (i) offer, pledge, issue, sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock; or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) confidentially submit or file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the preceding sentence shall not apply to the issuance of the Shares, the Warrants and the Warrant Shares as contemplated by this Agreement, the issuance of Common Stock upon the exercise of options or warrants or the conversion of outstanding preferred stock or other outstanding convertible securities disclosed as outstanding in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package and the Final Prospectus, including the issuance of Common Stock upon conversion of the Company’s 2.25% Convertible Senior Notes due 2030 and 0.00% Convertible Senior Notes due 2032, the issuance of employee stock options and the grant of restricted stock awards or restricted stock units or shares of Common Stock pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto), the Time of Sale Disclosure Package and the Final Prospectus, provided that this clause (3) shall not be available unless each recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period, the adoption of a new equity incentive plan, the filing of a registration statement on Form S-8 under the Securities Act to register the offer and sale of securities to be issued pursuant to such new equity incentive plan, and the issuance of securities pursuant to such new equity incentive plan (including, without limitation, the issuance of shares of Common Stock upon the exercise of options or other securities issued pursuant to such new equity incentive plan), provided that (a) such new equity incentive plan satisfies the transaction requirements of General Instruction A.1 of Form S-8 under the Securities Act and (b) this clause (4) shall not be available unless each recipient of shares of Common Stock, or securities exchangeable or exercisable for or convertible into Common Stock, pursuant to such new equity incentive plan shall be contractually prohibited from selling, offering, disposing of or otherwise transferring any such shares or securities during the remainder of the Lock-Up Period, and entry into an agreement providing for the issuance of Common Stock or securities convertible into or exercisable for shares of Common Stock in connection with any exchange offer, restructuring or similar transaction, and the issuance of any such securities pursuant to any such agreement; provided, that the recipient of any such shares of Common Stock or securities issued pursuant to clause (5) during the 60-day restricted period described above shall enter into an agreement substantially in the form of Exhibit A hereto.

(xii)          The Company hereby agrees, during a period of three years from the Effective Date, so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to furnish to the Representative copies of all reports or other communications (financial or other) furnished to its stockholders, and to deliver to the Representative as soon as reasonably practicable upon availability, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, that any information or documents available on EDGAR shall be considered furnished for purposes of this paragraph.

(xiii)         The Company hereby agrees to engage and maintain, at its expense, a registrar and transfer agent for the Common Stock (if other than the Company).

(xiv)        The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares and the Warrant Shares on the NYSE.

(xv)         The Company shall, at all times while any Pre-Funded Warrants or Common Warrants are outstanding, reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of such Pre-Funded Warrants or Common Warrants, the number of Warrant Shares that are issuable and deliverable upon the exercise of the then outstanding Pre-Funded Warrants or Common Warrants.

(xvi)        If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any Warrants remain outstanding and exercisable, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representative. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(xvii)       The Company hereby agrees not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(xviii)      The Company hereby engages the Underwriters as its agents for the solicitation of the exercise of the Common Warrants (the “Solicitation Agents”). The Company will (i) provide reasonable assistance to the Underwriters with respect to the solicitation, if requested by the Underwriters and (ii) provide the Underwriters with lists of the record and, to the extent known, beneficial, owners of the Common Warrants. For each Common Warrant exercised, the Company will pay the Underwriters a solicitation fee (the “Solicitation Fee”) of one percent (1.0%) of cash proceeds received by the Company from the exercise price of the Common Warrants, allocated among the Underwriters pro rata based on the respective number of Shares, Pre-Funded Warrants and Common Warrants set forth opposite such Underwriter’s name in Schedule I hereto. The Company shall provide the Underwriters with written notice of each such solicited exercise of Common Warrants within forty-eight (48) hours of the applicable exercise date of such Common Warrants. Any such Solicitation Fee shall be paid to the Representative not less than two (2) business days after the exercise payment giving rise to such Solicitation Fee and shall be paid by wire transfer of immediately available funds to an account previously specified by the Representative. The Company agrees to disclose the arrangement to pay solicitation fees to the Underwriters in the Prospectus. Notwithstanding the foregoing, as required by FINRA Rule 5110(g)(10), no Solicitation Fee shall be payable to the Underwriters hereunder in respect of the exercise of a Common Warrant if: (i) the market price of the underlying shares of Common Stock is lower than the exercise price of the Common Warrant at the time of exercise, (ii) the Common Warrant is held in a discretionary account of the Underwriters at the time of exercise, unless prior specific written approval for the exercise is received from the holder, (iii) the arrangement to pay the Solicitation Fee is not disclosed in the Prospectus or in any prospectus provided to the holder of the Common Warrant at the time of exercise, or (iv) the Common Warrant is exercised in an unsolicited transaction. As long as any Common Warrant remains outstanding, the Company shall use its reasonable best efforts to cooperate with the Solicitation Agents, during such periods as may be agreed from time to time between the Company and such Solicitation Agent, in connection with such Solicitation Agent’s solicitation efforts, including, without limitation, by furnishing such information and participating in such due diligence sessions as the Solicitation Agents may reasonably request and confirming to the Solicitation Agents that, at the time of such solicitation efforts, the Company is not, and could not reasonably be deemed to be, in possession of material non-public information. Each of the Solicitation Agents shall have the right to suspend or pause their solicitation efforts or terminate its role as a Solicitation Agent during any period in which the Company is, or could reasonably be deemed to be, in possession of material non-public information or where such Solicitation Agent concludes such solicitation efforts do not comply with its internal policies.

Section 6.        Conditions of the Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder to purchase the Shares and the Warrants are subject to the accuracy, as of the date hereof and at all times through the Closing Date, of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of its obligations hereunder and the following additional conditions:

(a)            If filing of the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Final Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or 164(b) under the Securities Act); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462 Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened by the Commission; any request of the Commission or the Representative for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the satisfaction of the Representative.

(b)           The Shares and the Warrant Shares shall be approved for listing on the NYSE, subject to official notice of issuance.

(c)            FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)           The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact which, in the reasonable opinion of the Representative, is material, or omits to state a fact which, in the reasonable opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e)            On the Closing Date, the Representative shall have received copies of the Pre-Funded Warrants, the Common Warrants and the Warrant Agent Agreement executed by the Company.

(f)            On the Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, the opinion and negative assurance letters of O’Melveny & Myers LLP, counsel to the Company, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(g)           On the Closing Date, there shall have been furnished to the Representative the opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel to the Underwriters, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h)           The Representative, for the benefit of the Underwriters, shall have received a letter of Deloitte & Touche LLP, on the date hereof and on the Closing Date, addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, as of a date not prior to the date hereof or more than three business days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriters.

(i)             On the Closing Date, there shall have been furnished to the Representative, for the benefit of the Underwriters, a certificate, dated the Closing Date and addressed to the Underwriters, signed by the chief executive officer or the chief financial officer of the Company, in his or her capacity as an officer of the Company, to the effect that:

(i)            The representations and warranties of the Company in this Agreement that are qualified by materiality or by reference to any Material Adverse Effect are true and correct in all respects, and all other representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part required to be performed or satisfied at or prior to the Closing Date;

(ii)           No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, suspending the qualification of the Securities for offering or sale, or suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)          There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date.

(j)             On or before the date hereof, the Representative shall have received duly executed lock-up agreements (each a “Lock-Up Agreement”) in the form set forth on Exhibit A hereto, by and between the Representative and each of the parties specified in Schedule IV.

(k)            The Company shall have furnished to the Underwriters and their counsel such additional documents, certificates and evidence as the Representative or its counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party, except that Section 5(a)(viii), Section 7 and Section 8 shall survive any such termination and remain in full force and effect.

Section 7.        Indemnification and Contribution.

(a)            The Company agrees to indemnify, defend and hold harmless each Underwriter, its affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or the Marketing Materials or in any other materials used in connection with the offering of the Securities or in connection with the solicitation of the exercise of Common Warrants, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or arising in any manner out of or in connection with the services or matters relating to the engagement of the Solicitation Agents pursuant to Section 5(a)(xviii) of this Agreement, or in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus or Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by the related Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f). Notwithstanding the foregoing, the Company shall not be liable for, and no Solicitation Agent shall be entitled to indemnification, contribution, reimbursement or advancement from the Company in respect of, any Losses in connection with such Solicitation Agent’s solicitation of the exercise of Common Warrants to the extent Losses directly resulted from such indemnified party’s gross negligence, willful misconduct, bad faith or fraud, in each case as determined by a court of competent jurisdiction in a final, non-appealable judgment.

(b)           Each Underwriter, severally and not jointly, will indemnify, defend and hold harmless the Company, its directors and each officer of the Company who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which such party may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, or arise out of or are based upon the omission from the Registration Statement, or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein not misleading or an untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use in the preparation thereof, which written information is described in Section 7(f), and will reimburse such party for any legal or other expenses reasonably incurred by such party in connection with evaluating, investigating, and defending against any such loss, claim, damage, liability or action. The obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) shall be limited to the amount of the underwriting discount applicable to the Securities to be purchased by such Underwriter hereunder actually received by such Underwriter.

(c)            Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under subsection (a) or (b) of this Section 7, in which event, the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred. In no event shall the indemnifying party be liable for the reasonable fees and expenses of more than one counsel (in addition to one local counsel) separate from its own counsel for all indemnified parties in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could reasonably be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (a) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (b) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(a) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering and sale of the Securities or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting discount and commissions applicable to the Securities to be purchased by such Underwriter hereunder actually received by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 7 are several in proportion to their respective underwriting commitments and not joint.

(e)            The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of each Underwriter under this Section 7 shall be in addition to any liability that each Underwriter may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company, and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f)            For purposes of this Agreement, each Underwriter severally confirms, and the Company acknowledges, that there is no information concerning such Underwriter furnished in writing to the Company by such Underwriter specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus, other than the statement set forth in the last paragraph on the cover page of the Prospectus, the marketing and legal names of each Underwriter, and the statements set forth in the “Underwriting” section of the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus only insofar as such statements relate to the amount of selling concession and re-allowance, if any, or to over-allotment, stabilization and related activities that may be undertaken by such Underwriter.

Section 8.        Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company contained herein or in certificates delivered pursuant to this Agreement, including, but not limited to, the agreements of the Underwriters and the Company contained in Section 5(a)(viii) and Section 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company or any of its officers, directors or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

Section 9.        Termination of this Agreement.

(a)            The Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if in the discretion of the Representative, there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Securities or enforce contracts for the sale of the Securities, trading in the Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the Nasdaq Stock Market, the NYSE or the NYSE American shall have been suspended, minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, the NYSE or NYSE American, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, a banking moratorium shall have been declared by federal or state authorities,  there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any substantial change or development involving a prospective substantial change in United States or other international political, financial or economic conditions or any other calamity or crisis, the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, or in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole, whether or not arising in the ordinary course of business. Any such termination shall be without liability of any party to any other party except that the provisions of Section 5(a)(viii) and Section 7 hereof shall at all times be effective and shall survive such termination.

(b)           If the Representative elects to terminate this Agreement as provided in this Section, the Company and the other Underwriters shall be notified promptly by the Representative by telephone and confirmed in writing.

Section 10.      Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Securities hereunder on the Closing Date and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters shall so default and the aggregate number of Securities with respect to which such default or defaults occur is more than ten percent (10%) of the total number of Securities to be purchased by all Underwriters on such Closing Date and arrangements satisfactory to the remaining Underwriters and the Company for the purchase of such Securities by other persons are not made within forty-eight (48) hours after such default, this Agreement shall terminate.

If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the Securities of a defaulting Underwriter or Underwriters on such Closing Date as provided in this Section 10, (i) the Company shall have the right to postpone such Closing Date for a period of not more than five (5) full business days in order to permit the Company to effect whatever changes in the Registration Statement, the Final Prospectus or in any other documents or arrangements, which may thereby be made necessary, and the Company agrees to promptly file any amendments to the Registration Statement or the Final Prospectus which may thereby be made necessary, and (ii) the respective numbers of Securities to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or any other Underwriter for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriters or the Company, except that the representations, warranties, covenants, indemnities, agreements and other statements set forth in Section 2 and 3, the obligations with respect to expenses to be paid or reimbursed pursuant to Section 5 and the provisions of Section 5(a)(viii) and Section 7 and Sections 11 through 18, inclusive, shall not terminate and shall remain in full force and effect.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11.      Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or telecopied to Guggenheim Securities, LLC, 330 Madison Avenue, New York, NY 10017, Attention: William Ortner, Email: William.Ortner@guggenheimpartners.com; and if to the Company, shall be mailed, delivered or telecopied to it at Centrus Energy Corp., 6901 Rockledge Drive, Suite 800, Bethesda, MD 20817, Attention: Todd M. Tinelli, Chief Financial Officer, Email: TinelliTM@centrusenergy.com, with a copy to O’Melveny & Myers LLP, Attn: Brophy Christensen and David Ni, Two Embarcadero Center, 28th Floor, San Francisco, California 94111; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 12.      Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any Underwriters.

Section 13.      Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of the Underwriters’ investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against an Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 14.      Absence of Fiduciary Relationship. The Company acknowledges and agrees that: each Underwriter has been retained solely to act as underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriter has advised or is advising the Company on other matters; the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arm’s-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; it has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that no Underwriter has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

Section 15.      Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

Section 16.      Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

Section 17.      Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Section 18.      Submission to Jurisdiction. Each party hereto irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, Borough of Manhattan or the United States District Court for the Southern District of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Prospectus and the Final Prospectus (each a “Proceeding”), agrees that all claims in respect of any Proceeding may be heard and determined in any such court, waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, agrees not to commence any Proceeding other than in such courts, and waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum. EACH PARTY HERETO (ON BEHALF OF ITSELF AND, TO THE FULLEST EXTENT PERMITTED BY LAW, ON BEHALF OF ITS RESPECTIVE EQUITY HOLDERS AND CREDITORS) HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT, THE TIME OF SALE DISCLOSURE PACKAGE, ANY PROSPECTUS AND THE FINAL PROSPECTUS.

Section 19.      Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 20.      Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or any BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 20:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CENTRUS ENERGY CORP.

By:	/s/ Amir V. Vexler
Name:	Amir V. Vexler
Title:	President and Chief Executive Officer

Confirmed as of the date first above-mentioned

by the Representative of the several Underwriters

GUGGENHEIM SECURITIES, LLC

By:	/s/ James Schaefer
Name:	James Schaefer
Title:	Senior Managing Director

[Signature page to Underwriting Agreement]

Schedule I

Name	Number of Shares to Be Purchased	Number of Pre-Funded Warrants to be Purchased	Number of Common Warrants to be Purchased
Guggenheim Securities, LLC	350,000	1,403,859	4,894,668
Barclays Capital Inc.	150,000	601,654	2,097,714
Total	500,000	2,005,513	6,992,382

Schedule II

Pricing Terms Sheet

[Attached]

Filed pursuant to Rule 433

Registration No. 333-291305

Issuer Free Writing Prospectus dated September 9, 2026

Relating to Preliminary Prospectus Supplement dated September 9, 2026

Centrus Energy Corp.

500,000 Shares of Class A Common Stock

Pre-Funded Warrants to Purchase up to 2,005,513 Shares of Class A Common Stock

Common Warrants to Purchase up to 6,992,382 Shares of Class A Common Stock

The information in this pricing term sheet supplements Centrus Energy Corp.’s preliminary prospectus supplement, dated September 9, 2026 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	Centrus Energy Corp.

Offering format:	SEC Registered

Ticker / Symbol:	LEU / NYSE

Total transaction size:	Approximately $500 million of aggregate offering price of the Issuer’s Class A common stock, par value $0.10 per share (“Class A Common Stock”), and/or pre-funded warrants (“Pre-Funded Warrants”) and approximately $500 million aggregate exercise price per series of common warrants (“Common Warrants”) (or approximately $2 billion aggregate exercise price for all series of Common Warrants).

Class A Common Stock offered by the Issuer:	500,000 shares of Class A Common Stock

Pre-Funded Warrants offered by the Issuer:	Pre-Funded Warrants to purchase up to 2,005,513 shares of Class A Common Stock. Each Pre-Funded Warrant will have a purchase price of $199.54 per share and will be immediately exercisable from the date of issuance at a nominal exercise price of $0.10 per share until the date that is the 25-year anniversary of the date of issuance.

Common Warrants offered by the Issuer:	The Common Warrants will be issued in four series: Series A, Series B, Series C and Series D. Each series of Common Warrants will initially entitle the holder to purchase up to 2,203,978, 1,836,648, 1,574,270 and 1,377,486 shares of Class A Common Stock, respectively, with each series having an aggregate exercise price of approximately $500 million. The exercise price per share for each series will equal $226.8625, $272.2350, $317.6075 and $362.9800, respectively. Each series will expire in two equal tranches. The Common Warrants will be immediately exercisable from the date of issuance until the expiration date of the applicable tranche, as illustrated in the tables below.

Warrant Series A
Exercise Price:	$226.8625
Initial number of underlying shares of Class A Common Stock:	2,203,978

Expiration:
Tranche 1	September 10, 2028
Tranche 2	November 12, 2028

Warrant Series B
Exercise Price:	$272.2350
Initial number of underlying shares of Class A Common Stock:	1,836,648

Expiration:
Tranche 1	September 10, 2029
Tranche 2	November 12, 2029

Warrant Series C
Exercise Price:	$317.6075
Initial number of underlying shares of Class A Common Stock:	1,574,270

Expiration:
Tranche 1	September 10, 2030
Tranche 2	November 12, 2030

Warrant Series D
Exercise Price:	$362.9800
Initial number of underlying shares of Class A Common Stock:	1,377,486

Expiration:
Tranche 1	September 10, 2031
Tranche 2	November 12, 2031

Public offering price for Class A Common Stock:	$199.64 per share

Public offering price for Pre-Funded Warrant:	$199.54 per pre-funded warrant

No Separate Consideration for Common Warrants:	Investors purchasing shares of Class A Common Stock or Pre-Funded Warrants will also receive a pro rata allocation of Common Warrants based on the number of shares of Class A Common Stock or Pre-Funded Warrants purchased by that investor. The Common Warrants are being issued as part of the overall offering of Class A Common Stock and Pre-Funded Warrants, and not for any separate additional consideration.

Trade Date:	September 10, 2026

Closing Date:	September 11, 2026

Joint Book-Running Managers:	Guggenheim Securities, LLC Barclays Capital Inc.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement, any free writing prospectus, as well as the other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents, and the prospectus supplement, when available, for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Company, or any underwriter participating in the offering will arrange to send you the prospectus if you request it by contacting: Guggenheim Securities, LLC, Attention: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at barclaysprospectus@broadridge.com, or by telephone at (888) 603-5847.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Schedule III

Free Writing Prospectuses

1.	Pricing term sheet, dated September 9, 2026

Schedule IV

List of Persons and Entities Subject to Lock-up

Mikel H. Williams

Kirkland H. Donald

William J. Madia

Tina W. Jonas

Amir V. Vexler

Ray A. Rothrock

Tetsuo Iguchi

Todd M. Tinelli

John M. A. Donelson

Neal K. Nagarajan

Patrick S. Brown

Richard D. Emery

Yanhong Dai

Exhibit A

Form of Lock-Up Agreement

[Attached]

FORM OF LOCK-UP TO BE DELIVERED PURSUANT TO SECTION 6(j)

September 9, 2026

Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

as Representative of the several Underwriters

to be named in the within-mentioned Underwriting Agreement

Re:      Proposed Offering of Class A Common Stock, Pre-Funded Warrants to Purchase Shares of Class A Common Stock and Common Warrants to Purchase Shares of Class A Common Stock by Centrus Energy Corp.

Dear Ladies and Gentlemen:

The undersigned, an officer and/or a director, as applicable, of Centrus Energy Corp., a Delaware corporation (the “Company”), understands that Guggenheim Securities, LLC (“Guggenheim Securities”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the offering (the “Offering”) of shares (the “Shares”) of Class A common stock, par value $0.10 per share, of the Company (the “Common Stock”), pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) and common warrants to purchase shares of Common Stock (the “Common Warrants” and together with the Pre-Funded Warrants and the Shares, the “Securities”). In recognition of the benefit that the Offering will confer upon the undersigned as a securityholder and/or an officer and/or a director, as applicable, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 60 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Guggenheim Securities (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and securities which may be issued upon exercise of a stock option or warrant) (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), (ii) enter into any hedging, swap, loan or any other agreement or any transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward or any other derivative transaction or instrument, however described or defined) that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such hedging, swap, loan or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Guggenheim Securities as described below, provided that (1) Guggenheim Securities receives a signed lock-up agreement in the form of this lock-up agreement for the balance of the Lock-Up Period from each donee, devisee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported during the Lock-Up Period with the Commission on Form 4 or Form 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or, in the case of clauses (i), (ii), (iii), (iv) and (x) below, any such required filing shall clearly indicate in the footnotes thereto that the filing relates to circumstances described in such a clause, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(ii)	as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes;

(iii)	by will, testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” of the undersigned shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin of the undersigned);

(iv)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(v)	pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned;

(vi)	to any corporation, partnership, limited liability company or other entity of which the undersigned or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(vii)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (v) above;

(viii)	to any immediate family member or any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or one or more immediate family members of the undersigned, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(ix)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to limited partners, limited liability company members or stockholders of the undersigned or holders of similar equity interests in the undersigned;

(x)	to the Company upon the undersigned’s death, disability or termination of employment or other service relationship with the Company; provided that such shares of Common Stock were issued to the undersigned pursuant to an agreement or equity award granted pursuant to an employee benefit plan, option, warrant or other right disclosed in the prospectus for the Offering (or in documents incorporated by reference therein); or

(x)	any sale or other disposition of shares of Common Stock to the Company to the extent necessary to permit the undersigned to pay to the Company the exercise price and/or tax withholding obligation due upon the exercise and/or vesting of any award granted under the Company’s equity incentive plans or arrangements disclosed in the prospectus for the Offering (or in documents incorporated by reference therein); provided that the foregoing is limited to any award that vests or expires during the Lock-Up Period.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Commission or otherwise, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned acknowledges and agrees that the underwriters have neither provided any recommendation or investment advice nor solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to it in connection with the Offering, the underwriters are not making a recommendation to it to enter into this lock-up agreement and nothing set forth in such disclosures is intended to suggest that any underwriter is making such a recommendation.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this lock-up agreement. The undersigned understands that the Company and the underwriters are relying upon the lock-up agreement in proceeding toward the consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of their or its obligations hereunder upon the earliest to occur, if any, of the following: (i) prior to the execution of the Underwriting Agreement, the Company advises Guggenheim Securities in writing that it has determined not to proceed with the Offering, (ii) the Underwriting Agreement is executed but is terminated (other than with respect to the provisions thereof which survive termination) prior to payment for and delivery of the Securities to be sold thereunder or (iii) September 15, 2026 in the event that the Offering shall not have occurred on or before such date (provided that the Company may, by written notice to the undersigned prior to such date, extend such date for a period of up to an additional 60 days).

This lock-up agreement shall be governed by and construed in accordance with the laws of the State of New York.

This lock-up agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same lock-up agreement. Electronic signatures complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law will be deemed original signatures for purposes of this lock-up agreement. Transmission by telecopy, electronic mail or other transmission method of an executed counterpart of this lock-up agreement will constitute due and sufficient delivery of such counterpart.

[Signature page follows]

Very truly yours,

[NAME OF OFFICER/ DIRECTOR]

By:
Name:
Title:

If not signing in an individual capacity:

Name of Authorized Signatory (Print)

Title of Authorized Signatory (Print)
(Indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity.)